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                      AGRICULTURAL LEASE - ELLENDER FARMS, INC.

  STATE OF LOUISIANA

  PARISH OF LAFOURCHE


  AGRICULTURAL LEASE

	AN AGREEMENT OF LEASE made and entered into and effective as of January 1, 1998 between:

  STERLING SUGARS, INC., a Delaware corporation authorized to do and doing business in the State of Louisiana, Parish of St. Mary, appearing herein through and being represented by Craig P. Caillier, President and CEO, duly authorized, whose mailing address is P. O. Box 572, Franklin, Louisiana 70538, hereinafter called LESSOR, and

  Ellender Farms, Inc., a Louisiana corporation authorized to do and doing business in the State of Louisiana, Parish of Lafourche, appearing herein through and being represented by Wallace R. Ellender, III, President, and Thomas Ellender, Secretary-Treasurer, duly authorized, whose mailing address is Box 235 Highway 55, Bourg, Louisiana 70343, hereinafter referred to as LESSEE,

	FOR AND IN CONSIDERATION and upon the terms and conditions hereinafter expressed, LESSOR does lease, and hire unto and in favor of LESSEE, all of the properties now in sugar cane cultivation in Lafourche Parish, Louisiana described on tract or parcel of land on the sketch of property attached hereto as Exhibit "1A".

        1) This lease is made for the purpose of LESSEE'S operation of the leased premises as a plantation for the growing of sugar cane. LESSEE agrees neither to commit nor permit others to commit waste upon the property leased, to operate the premises as a good and prudent husband, and to properly care for and cultivate the fields. LESSEE shall have no right to assign this lease or sublease the whole or any part of the leased premises.

	2) During the term of the lease, LESSEE shall keep approximately two-thirds (2/3rds) of the cultivable land in sugar cane, in the ratio of approximately one-third (1/3rd) of said two-thirds (2/3rds) in plant cane and the balance in stubble cane, subject to quota or other regulations of the United States Department of Agriculture or other governmental agency, Federal or State, and unless prevented by weather or other conditions beyond the control of LESSEE.

	3) Cultivated but fallow lands not used for cane shall be plowed or otherwise treated for control of Johnson and other undesirable weeds and grasses or planted in legumes.





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	4)  This lease is made for a period of five (5) years, commencing as of the date hereof and ending with the 31st day of December, 2002. LESSEE shall have the right and option to renew this lease for an additional five
  (5) years on the same terms and conditions as set out herein. LESSEE shall notify LESSOR by certified mail, on or before sixty (60) days, prior to the expiration of the primary term of LESSEE's desire to exercise its right to extend the lease.

	5) This lease is made in consideration of the stipulations and agreements herein expressed, all of which are material and without which the same would not be made, and the payment of a rental by LESSEE of 18% of the net proceeds from all sugar cane harvested and delivered to mills, less any and all mill processing fees which are the custom of trade in the Louisiana sugar industry, together with all subsidy, incentive or benefit payments (excluding Agricultural Conversation Payments) accruing to the said 18% share of LESSOR from the United States Government or any of its departments or agencies, for each of the crop years during which this lease shall be in force and effect. LESSEE shall have the right to harvest sugar cane from the leased premises for planting sugar cane on the leased premises for which LESSEE shall owe no rent.

	6) This lease is made and accepted by LESSEE subject to all mineral leases, and servitudes now existing on the leased premises, and all other valid and existing servitudes and rights of way, recorded or unrecorded, apparent or non-apparent. LESSOR shall have the right hereafter to grant other and further oil, gas and mineral leases, servitudes and rights of way upon the leased property providing that the leases, servitudes and rights of way upon the leased property provide that the lessee(s) or grantee(s) in such oil, gas or mineral leases, servitudes and rights of way shall have the right to enter upon the premises for the purpose of prospecting and exploring for oil, gas and other minerals and to construct, maintain and operate thereon all buildings, derricks, machinery, equipment, pipelines, storage tanks and facilities for the purpose of housing their employees and any equipment of any nature or description necessary in drilling for, producing, storing, treating and transporting oil, gas and other minerals, and to do all things incidental to the exercise of its or their rights under such lease or leases. LESSOR shall not be responsible or liable to LESSEE herein for any damage that may result to LESSEE herein from any use of or operation on the leased property by owner or any of its mineral and servitude lessees for any of the purposes referred to in this paragraph, LESSEE hereby expressly waiving and renouncing any and all rights to claim damages from LESSOR herein on account of actions of any mineral or servitudes lessee of the property for the destruction of or injury to growing crops on said property, or damage to the leased premises, which injury or destruction shall have been caused by the operations of such mineral or servitude lessee. LESSEE specifically reserves the right to claim reasonable damages from any mineral lessee, pipeline owner, grantee, condemnor, or expropriator of the Premises for the destruction of or damage to LESSEE's farming operations or to destruction of crop rows, headlands, drainage, land level or growing crops or to the value of this sublease caused by the operations of any such person or by the taking of any right-of-way.




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	7)  During the entire term of this lease, LESSEE shall procure and maintain, at its own expense, public liability, property damage, workman's compensation in the statutory amount and liability coverage in the total aggregate amount of $1,000,000.00. LESSEE shall provide for coverage for personal injury to/or death of any one person or for personal injury to/or death of more than one person along with coverage for property damage liability of not less than $250,000.00. The aforesaid insurance shall be obtained from a company satisfactory to LESSOR and licensed to do business in the State of Louisiana. Such insurance policy or policies shall name LESSOR as an additional insured and provide for at least 30 days written notice to LESSOR prior to cancellation, termination, modification or change of any policy. All insurance policies owned by LESSEE shall contain a provision waiving all rights of subrogation against LESSEE. Certificates of Insurance shall be provided to LESSEE.

	8) LESSEE recognizes that LESSOR intends for the use and operation of the leased premises to be in full compliance with all environmental laws,
  rules and regulations.   LESSEE agrees not to bury or burn on the leased
  premises any solid waste or hazardous waste including, but not limited to, containers, drums and/or cartons used for farm chemicals, fertilizer or
  petroleum products.   LESSEE further agrees to clean up any and all spills
  and/or leakage of chemicals, fertilizer or petroleum products which are placed on the premises by LESSEE from the leased premises and to dispose of said clean-up residue off the leased premises. Additionally, LESSEE will use its best efforts to prevent any dumping of solid waste, hazardous waste, hazardous substances, toxic substances, contaminants or pollutants on the leased premises by third parties.

	9) LESSEE assumes all risks and responsibilities of accidents, injuries, or death resulting from such injuries or damages to person or property occurring in, on or about the Leased Premises, and agrees to indemnify and hold harmless LESSOR and LESSOR's employees, agents and assigns from any and all claims, liabilities, losses, costs and expenses (including attorney's fees) arising from, or in connection with the condition, use or control of the Leased Premises, including the improvements and equipment thereon, during the term of this lease. LESSEE shall be liable to LESSOR for any damages to the Leased Premises, including the improvements and equipment thereon, and for any act done by LESSEE or any employee or agent of LESSEE or any invitee or license of LESSEE, except LESSOR, its agents or employees. Nothing contained herein shall require LESSEE to indemnify LESSOR or release or waive claims LESSEE may have against LESSOR for the negligence of LESSOR and/or its agents and assigns. LESSEE shall indemnify, defend and hold harmless LESSOR from all costs, losses, liabilities, claims, penalties, or expenses (including attorney's fees), imposed upon or incurred by or asserted against LESSOR by reason of:
  (i) any failure on the part of LESSEE to perform or comply with any of the terms of this Lease; (ii) any enforcement or remedial action taken by LESSOR in the event of a failure to perform or comply with the terms of this Lease; or (iii) any litigation, negotiation or transaction in which LESSOR becomes involved or concerned (without LESSOR's fault) respecting this Lease, the Leased Premises or the use or occupancy thereof by LESSEE.





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	10)  LESSEE shall make all repairs necessary to maintain the leased premises in good order during the term of this lease, and the leased premises, including all buildings and improvements covered by the lease, shall be returned at the termination of this lease in the same condition as received, excluding normal wear and tear. This obligation to repair shall apply particularly, but without limitation, to any buildings, roads, drains, canals and levees now or hereafter constructed on the property. Without limiting LESSEE's obligation to make repairs, it is understood that LESSOR shall have the right to make such improvements to the leased premises, including buildings, as LESSOR may deem desirable, so long as the construction and existence of such improvements do not reasonably interfere with LESSEE's operations under this lease. In the event the leased premises have irrigation systems installed thereon, LESSEE agrees to keep and maintain them in good condition and repair, maintain them in accordance with manufacturer's servicing recommendations when applicable and operate the irrigation systems located on the leased premises so as to maximize crop production. The LESSEE shall be responsible for the expense of fuel filters and oil filters for the irrigation power units, and for all replacement parts for irrigation equipment. In the event major repairs or overhauls are necessary to the irrigation system, the first $1,000 shall be paid by Raceland Raw Sugar Corporation and the cost in excess of $1,000 shall be paid for by LESSOR. Major repairs are those which exceed $1,000 in any one instance. LESSEE shall provide all labor for routine repairs and maintenance of the irrigation systems. The term "irrigation systems" as used herein shall include the following: drainage pumps, power units, underground pipes, underground electrical wire, water distribution equipment, and all other structures, equipment and materials used to provide drainage or irrigation water to the leased premises. In the event of major repairs, LESSEE shall be responsible for securing such repairs from reputable equipment dealers in the area. The LESSOR may require the solicitation of written bids for major repairs which exceed $2,500 with LESSEE reserving the right to approve payment for low bidders, only.
  LESSOR does not agree to pay any costs toward making any housing unit habitable. LESSOR may, in its sole discretion, pay for improvements or repairs to barns, shop buildings, living quarters, and other improvements.

	11) LESSEE shall have the right to construct such buildings and improvements on the leased premises at LESSEE's sole expense, as may be necessary or desirable in connection with LESSEE's agricultural operations, subject to written approval of LESSOR.

	12) LESSOR or its agents shall have the right to enter upon the leased premises at all times for any and all purposes, except that there shall be no interference with LESSEE's agricultural operations.

	13) This lease shall be terminated prior to the expiration of the term herein provided, at the option of LESSOR:

             a) In the event voluntary bankruptcy proceedings be instituted by LESSEE, or, in proceedings instituted by anyone else LESSEE be adjudged bankrupt, or if LESSEE makes an assignment for the benefit of creditors.




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             b)  In the event of substantial default upon the part of LESSEE in keeping or performing any of the obligations of LESSEE under this lease for thirty (30) days after notice in writing from LESSOR to LESSEE specifying such default, provided LESSEE has not commenced within said thirty (30) day period to correct such default and thereafter diligently proceeds to completion.

	14) Should an option to terminate accrue to LESSOR prior to the expiration of the term of this lease, LESSOR shall have a period of thirty
  (30) days thereafter in which to exercise such option by written notice to vacate the leased premises within five (5) days from date of delivery of the notice to LESSEE.

	15) The parties agree that LESSOR is also the owner of all of the sugar cane crops growing on the leased premises known as Upper Ten Plantation, as shown on exhibit "A" and colored yellow. At the expiration or termination of this lease, in whole or in part, for any cause, LESSOR, at its option, shall either purchase from LESSEE all cane remaining in excess of lessors ownership on the leased premises at the then fair market value, or allow LESSEE to farm off all cane in excess of lessors ownership through its second year stubble growth.

	16) In the event of an expropriation or of a sale under threat of expropriation of any portion of the premises (cultivable land) or of any servitude affecting the premises, the full amount paid for the land or servitude taken as well as the full amount paid for any severance damages to any remaining land, shall belong to LESSOR. With regard to amounts paid for damages to growing crops, LESSOR shall be entitled to 18% thereof, and LESSEE shall be entitled to 82% thereof. In the event of any such sale, LESSOR shall not be responsible or liable to LESSEE for any damages that LESSEE may sustain as a result thereof and LESSEE expressly waives and renounces any and all rights to claim damage whatsoever from LESSOR.
  LESSEE specifically reserves the right to claim reasonable damages from any grantee, condemnor, or expropriator of the premises, whether said acquisition is made by expropriation or under the threat of expropriation, for the destruction of or damage to LESSEE's farming operations or to damages arising from the destruction of crop rows, headlands, drainage, land level or growing crops or to the value of this lease caused by the operations of any such person or by the taking of any right-of-way.

	17) As an additional consideration for this lease, without which same would not be granted, LESSEE agrees to ship all sugar cane grown by it, including all sugar cane grown on the premises leased herein and all sugar cane grown by LESSEE, to the sugar mill owned and operated by Raceland Raw Sugar Corp. in Raceland, Louisiana.

	18) All notices herein provided for (except Paragraph 16) shall be effective upon placing same in the United States Mail addressed to LESSEE at:






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					Wallace R. Ellender
                                        Thomas Ellender
                                        Ellender Farms, Inc.
					Box 235 Highway 55
					Bourg, Louisiana 70343

  and to LESSOR at

					Sterling Sugars, Inc.
                                        P.  O. Box 572
                                        Franklin, Louisiana 70538

  unless such addresses be changed by notice in writing.

	THUS DONE AND SIGNED in duplicate originals at Franklin, St. Mary Parish, Louisiana, this 13th day of July, 1998 in the presence of the undersigned witnesses.

  WITNESSES:                              STERLING SUGARS, INC.

  /s/ Yvonne Dufrene                      BY:/s/ Craig P. Caillier
  ----------------------------            ---------------------------
  /s/ Mary P. Robichaux                          Craig P. Caillier
  ----------------------------                   President and CEO

  /s/ Yvonne Dufrene                       ELLENDER FARMS, INC.
  ----------------------------
  /s/ Mary P. Robichaux                    By: /s/ Wallace R. Ellender, III
  ----------------------------                 ----------------------------
                                               Wallace R. Ellender, III
                                               President

  /s/ Yvonne Dufrene                        ELLENDER FARMS, INC.
  ----------------------------
  /s/ Mary P. Robichaux                     By: /s/ Thomas Ellender
  ----------------------------                  ---------------------------
                                                Thomas Ellender
                                                Secretary-Treasurer


















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